Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit Expects to Exceed Full Fiscal Year 2021 Guidance;
Adjusts Third Quarter Expectations Reflecting Significant Revenue Shift Due to the IRS Filing Deadline Extension

MOUNTAIN VIEW, Calif. - May 11, 2021 - Intuit Inc. (Nasdaq: INTU), maker of TurboTax, QuickBooks, Credit Karma and Mint, announced today that it expects to exceed the high end of its full year total company revenue, GAAP and Non-GAAP operating income, and GAAP and Non-GAAP earnings per share guidance provided on its fiscal second quarter earnings call on February 23. Intuit also announced that revenue and operating income for its third fiscal quarter were lower than expected due to the extension of the IRS tax filing deadline to May 17.
"The velocity of our innovation is accelerating, delivering benefits for our customers and growth across the company," said CEO Sasan Goodarzi. "We're proud of the progress we've made and expect to exceed the top end of our guidance for the full year."
The business is experiencing the following trends by segment:
•Small Business & Self-Employed Group: Growth of U.S. QuickBooks Online new customer acquisition, customer retention, charge volume per customer and the number of companies running payroll are all above pre-pandemic levels.
•Credit Karma: Credit Karma has experienced strong momentum, reaching an all-time record high in revenue during the month of March and for the quarter.
•Consumer Group: Intuit expects TurboTax Live customer growth to be up more than 70 percent and TurboTax share of total returns to be up year-over-year for the season.

Intuit plans to update full fiscal 2021 guidance on its fiscal third quarter earnings call on May 25, after the IRS tax filing deadline on May 17.
For the third fiscal quarter ended April 30, the company expects to report:

•Revenue of $4.165 billion to $4.170 billion, down from the prior guidance range of $4.605 billion to $4.655 billion.
•Small Business & Self-Employed revenue of $1.170 billion to $1.175 billion, Credit Karma revenue of $310 million to $315 million and Consumer Group revenue of $2.440 billion to $2.445 billion.
•GAAP operating income of $1.905 billion to $1.910 billion, down from the prior range of $2.180 billion to $2.220 billion.
•Non-GAAP operating income of $2.195 billion to $2.200 billion, down from the prior range of $2.475 billion to $2.515 billion.
•GAAP diluted earnings per share of $5.20 to $5.25, down from the prior range of $5.85 to $5.95.
•Non-GAAP diluted earnings per share of $6.00 to $6.05, down from the prior range of $6.75 to $6.85.
Intuit will announce third-quarter results on May 25.
About Intuit
Intuit is a global technology platform that helps our customers and communities overcome their most important financial challenges. Serving approximately 100 million customers worldwide with TurboTax, QuickBooks, and Mint and Credit Karma, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us for the latest news and information about Intuit, our products and services, and find us on social.
About Non-GAAP Financial Measures
This press release and the accompanying table include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying table titled "About Non-GAAP Financial Measures." A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contain forward-looking statements within the meaning of applicable securities laws, including the timing of when individuals will file their tax returns; expected growth rates and financial results for the third quarter and full fiscal year 2021; expected company performance compared to full fiscal year 2021 guidance; expected customer and share growth; Intuit’s prospects for the business in fiscal 2021 and beyond; and all of the statements relating to expected results for the third fiscal quarter and guidance for the full fiscal year 2021. Forward-looking statements and information usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant global economic instability and uncertainty. Given these risks and uncertainties, persons reading this communication are cautioned not to place any undue reliance on such forward-looking statements. These factors include, without limitation, the following: our ability to compete successfully; our participation in the Free File Alliance; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior, choice and timing of tax filings; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity, including the acquisition and integration of Credit Karma; the issuance of equity or incurrence of debt to fund an acquisition; our cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic changes; exposure to credit, counterparty or other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; and volatility of our stock price.

More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2020 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Expected third quarter results and full year fiscal 2021 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. We do not undertake any duty to update any forward-looking statement or other information in this presentation.

TABLE 1
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending April 30, 2021
Revenue	$4,165	$4,170	$—		$4,165	$4,170
Operating income	$1,905	$1,910	$290	[a]	$2,195	$2,200
Diluted earnings per share	$5.20	$5.25	$0.80	[b]	$6.00	$6.05
See “About Non-GAAP Financial Measures” immediately following Table 1 for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $221 million; amortization of acquired technology of approximately $14 million; amortization of other acquired intangible assets of approximately $54 million; and professional fees for business combinations of approximately $1 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated May 11, 2021 contains non-GAAP financial measures. Table 1 reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 23% for fiscal 2020 and 24% for fiscal 2021. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.